Exhibit 99.1

ISSUE RELEASE:	INVESTOR CONTACT:	Trina Schurman
Feb. 26, 2014 at 1:30 pm PT		Nordstrom, Inc.
206-233-6503

	MEDIA CONTACT:	Brooke White
Nordstrom, Inc.
206-303-3030

Nordstrom Board of Directors Increases Its Regular Quarterly Dividend
SEATTLE, Wash. – (February 26, 2014) – Nordstrom, Inc. (NYSE: JWN) announced today that its board of directors approved a quarterly dividend of 33 cents per share, an increase of 10% over the previous quarter's dividend, payable on March 25, 2014 to shareholders of record at the close of business on March 10, 2014.
ABOUT NORDSTROM
Nordstrom, Inc. is one of the leading fashion specialty retailers based in the U.S. Founded in 1901 as a shoe store in Seattle, today Nordstrom operates 260 stores in 35 states, including 117 full-line stores, 140 Nordstrom Racks, two Jeffrey boutiques and one clearance store. Nordstrom also serves customers through Nordstrom.com and in the online private sale marketplace, HauteLook. Nordstrom, Inc.'s common stock is publicly traded on the NYSE under the symbol JWN.

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